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                 CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


As independent oil and gas consultants, Williamson Petroleum Consultants Inc. hereby consents to (a) the use of our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Tom Brown, Inc., Effective December 31, 1994, for disclosure to the Securities and Exchange Commission, Williamson Project 4.8233" dated February 24, 1995, and to all references to our firm included in or made a part of this Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and (b) the incorporation by reference into the Tom Brown, Inc. Registration Statement on Form S-3 of all references to our firm included in or made part of the Tom Brown, Inc. annual report on Form 10-K for the year ending December 31, 1994.


                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
October 5, 1995